Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Matthew A. Kaminer, Chief Legal Officer and Representative of the Office of theChief Executive Officer of Instructure, Inc. (the “Company”), and Steven B. Kaminsky, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”), to which this Certification is attached as Exhibit 32.1, fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned have set their hands hereto as of the 28th day of February, 2020.

By:	/s/ Matthew A. Kaminer	By:	/s/ Steven B. Kaminsky
	Matthew A. Kaminer		Steven B. Kaminsky
	Chief Legal Officer and Representative of the Office of the Chief Executive Officer		Chief Financial Officer (Principal Financial and Accounting Officer)
(Principal Executive Officer)

“This certification accompanies the Annual Report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Instructure, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Annual report), irrespective of any general incorporation language contained in such filing.”